UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3 )
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Commission File Number 333-169790
BASSLINE PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

4700
(Primary Standard Industrial Classification Code Number)

27-2571663
(I.R.S. Employer Identification Number)

3319 Reynard Way
San Diego, CA 92103
(916) 508 5385
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Drew Hall, President
BASSLINE PRODUCTIONS, INC.
3319 Reynard Way
San Diego, CA 92103
(916) 508 5385
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, California 92101
(619) 704-1310
Fax (619) 704-1325

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	500,000	$0.10	$50,000	$3.56

TOTAL	500,000	$0.10	$50,000	$3.56

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

BASSLINE PRODUCTIONS, INC.

500,000 Shares of Common Stock Offered by
$0.10 per share

	Per Share	Total

Public Offering Price…	$0.10	$50,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Bassline Productions…	$0.10	$50,000

We are offering to the public 500,000 shares of common stock (“Shares”), at $0.10 per share, for the duration of the offering on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our officers and directors. This offering terminates in twelve months after commencement of this offering, on ____, 2011, with no extensions. If we do not sell all of the 500,000 Shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account (not an escrow, trust or similar account), and management will have direct access to this account.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in BASSLINE PRODUCTIONS, INC., and these securities before you make your investment decision.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus (Subject to Completion)
                                                            Dated _________, 2011

THE DATE OF THIS PROSPECTUS IS __________, 2011.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

Bassline Productions is a development stage company incorporated in the State of Nevada on May 11, 2010. We were formed to engage in the business of providing travel management and production services to educational institutions and semi-professional entertainment groups.

Since our inception on May 11, 2010 through December 31, 2010, we have not generated any revenues and have incurred a net loss of $33,516 . In May of 2010 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, accounting and audit fees, market development, website construction, working capital, and various filing fees. We believe that with the working capital raised in this offering, and the possible revenues which we may or may not receive from the commencement of our marketing efforts for our travel and production services, we may have sufficient revenues to support the costs associated with our operations for the next twelve months, assuming we are successful in the launching and implementation of our current business plan. After completing the revolving grid note with E. Venture Resources, Inc. (with a credit limit of up to $100,000),   with a current non-public monthly burn rate of roughly $300, and a projected increase of $1,100   in our monthly burn rate once public (to cover accounting, audit, and legal fees associated with public reporting requirements ), we anticipate having adequate funding for the next 12 months.   There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow generated through our travel and production services, will be adequate to maintain our business. To reach the final Stage of our business plan (Stage III), we will require an additional $100,000 to $200,000 (In addition to the  proceeds from this offering ).  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.

Bassline Productions, Inc., is striving to build a multi-faceted entertainment based business.  Our growth will be based upon reaching different stages of funding, allowing us to initiate the launch of different divisions of our business plan.  The primary focus of this offering is focused on Bassline Productions development of  a travel planning and assistance based company specializing in providing travel assistance and pre-packaged tours with a focus on performance and festival competitions, for educational institutions and semi-professional entertainment groups. Upon the completion of this offering and the growth of our travel assistance division, which we are intending to launch prior to the completion of this offering, we intend to expand the Company into other areas of the entertainment industry, including equipment rental and performance production.  At this time we are in the process of implementing our marketing plan and have launched our preliminary website.

We are currently working with technology consultants to assist in the design of an enhanced website which we hope to have tested and launched within the final quarter of 2011. We have no intentions to be acquired or to merge with an operating company. Additionally, we and our shareholders have no intention of entering into a change of control or similar transaction.

Neither we nor our shareholders have any plans or intentions to change management. No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no minimal resources to date. Our officers expect to devote limited time approximately 5 to 10 hours a week on a going forward basis. Even though our intention is to develop Bassline Productions, Inc., into a multi-faceted entertainment based company there can be no assurances we will accomplish this goal.  Because we commenced operations in May of this year, we are still in the process of finalizing our marketing plan; however we have completed the posting of our initial website. We believe that upon completion of our operating model, we will provide significant benefits to educational facilities and semi-professional entertainment groups by providing them a solution to booking not only travel and accommodations to music and other performance related festivals and engagements, but also providing them with onsite production equipment and services. We intend to provide significant benefits to educators and performers by providing them with a single company which will provide a cost effective solution and have the capability of handling all aspects of their engagement from travel through performance.

Our business model, which is still evolving as new ideas are brought forth, is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our client base. We intend to generate revenues through fees collected from professional services rendered. In the future, we also intend to generate revenues through production equipment rental as well as through stage and talent management support during performance engagements.

Travel and Production Management

Bassline Productions’ focus is to build a company based on providing educators and semi-professional entertainers the service of travel and production management to entertainment venues and festivals throughout the continental United States.

As of the date of this prospectus we have two officers of which, one is also our sole director. Both of the fore mentioned individuals are also our employees, who anticipate devoting only a portion of their time to the company going forward. Upon completion of the offering, they will beneficially own the majority of our outstanding common shares, and will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.   Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. Even though we intend to generate revenues upon the implementation of our marketing plan, we anticipate the possibility of sustaining operating losses for at least the next twelve months.

Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, website development, market development, working capital. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Bassline Productions’ address and phone number are:
BASSLINE PRODUCTIONS, INC.
3319 Reynard Way
San Diego, CA 92103
(916) 508-5385

Summary of the Offering

Securities Offered (1)…	500,000 shares of common stock

Price Per Share…(2)	$0.10

Minimum Purchase…	NONE

Common Stock Outstanding before Offering…	4,000,000 shares of common stock

Common Stock Outstanding after Offering…	4,500,000 shares of common stock

Estimated Total Proceeds…	$50,000

Offering Expenses…..	$9,800

Net Proceeds after Offering Expenses…	$40,200

Use of Proceeds…
Other than the expenses of the offering, which include $600 in copying costs, $1,200 for SEC and state filing fees, $2,000 for audit fees, $5,000 for attorney fees, and $1,000 for accounting fees, the proceeds of the offering will be used for; accounting, website development, market development, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “BASSLINE PRODUCTIONS, INC.”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock. We intend to apply for quotation on the Over-the-Counter Bulletin Board and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period inception (May 11, 2010) to December 31, 2010 (Audited)

Income Statement Data:

Revenue	$ -

Expenses:
Amortization expense	47
General and administrative expenses	1,449
Professional fees	31,053
Total expenses	32,549
Other expenses
Interest expense	967
Total other expenses	967

Net loss	$ (33,516)

Balance Sheet Data:	As at December 31, 2010 (audited)
Total Assets…	$ 7,576
Liabilities…	37,092
Stockholders’ Deficit…	(29,516)

RISK FACTORS

Investors in Bassline Productions, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in May 2010 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were incorporated in May of 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $29,516 for the period ended December 31, 2010, and (iii) we have incurred losses of $33,516 for the period of Inception (May 11, 2010) to December 31, 2010, and have been focused on organizational and start-up activities and business plan development since we incorporated.

Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Although we have commenced the development of our website and are in the process of developing our business plan, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. After completing the revolving grid note with E. Venture Resources, Inc. (with a credit limit of up to $100,000), with a current monthly non-public burn rate of roughly $300,  and a projected increase of $1,100   in our monthly burn rate once public (to cover accounting, audit, and legal fees associated with public reporting requirements), we anticipate having adequate funding for the next 12 months.  Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees which include personnel with extensive knowledge of the entertainment business. Also,  to reach the final Stage of our business plan (Stage III), we will require an additional $100,000 to $200,000 (in addition to the proceeds from this offering).   Consequently, our auditor’s report reflects that the ability of Bassline Productions, Inc., to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and director, who have limited experience. The loss or unavailability to BASSLINE PRODUCTIONS, INC., of either Mr. Hall’s or Ms. Lorenzo’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Hall, our President and sole Director as well as, Ms. Lorenzo who is both our Secretary and Treasurer. They expect to devote limited time, approximately 5 to 10 hours a week on a going forward basis. It would be difficult to replace either Mr. Hall or Ms. Lorenzo at such an early stage of development of Bassline Productions, Inc. The loss by or unavailability to Bassline Productions, Inc., of either Mr. Hall’s or Ms. Lorenzo’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Hall or Ms. Lorenzo could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace either Mr. Hall or Ms. Lorenzo, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Hall or Ms. Lorenzo, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Hall has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Hall, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Hall intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company. Such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Hall to make the appropriate management decisions.

Mr. Hall is involved with other businesses and there can be no assurance that he will continue to provide services to us.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Hall is currently involved in other businesses.

Mr. Hall’s limited time devotion to BASSLINE PRODUCTIONS, INC., could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

Mr. Hall may in the future be involved with additional businesses and there can be no assurance that he will continue to provide services to us. Mr. Hall currently devotes only a portion of his time to our activities.

Ms. Lorenzo is involved with other businesses and there can be no assurance that she will continue to provide services to us.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Lorenzo is currently involved in other businesses.

Ms. Lorenzo’s limited time devotion to BASSLINE PRODUCTIONS, INC., could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

Ms. Lorenzo may in the future be involved with additional businesses and there can be no assurance that she will continue to provide services to us. Ms. Lorenzo currently devotes only a portion of her time to our activities. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Lorenzo, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Lorenzo, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Since two stockholders, upon completion of the offering will beneficially own the majority of our outstanding common shares, these two stockholders will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Hall and Ms. Lorenzo will own approximately 89% of our outstanding common shares after completion of the offering. As a consequence of their stock ownership position, Mr. Hall and Ms. Lorenzo will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Hall’s and Ms. Lorenzo’s majority ownership of our outstanding common shares after this offering, Mr. Hall and Ms. Lorenzo will control our issuance of securities after the offering.

As a consequence of Mr. Hall’s and Ms. Lorenzo’s controlling stock ownership position, acting alone they will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering. Additionally, they may authorize the issuance of these securities to anyone they wish, including themselves and their affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 90% in the offering. See “Dilution”

Additional issuances of common stock may be necessary, causing dilution to purchasers of our securities.

Additional issuances of common stock may be necessary as part of plan of operation implementation. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment if additional issuances are made.

Because of competitive pressures from competitors with more resources, BASSLINE PRODUCTIONS, INC. may fail to implement its business model profitably.

The business of travel assistance and entertainment production may be a very risky venture.  Even though we believe a strong business plan is in place, our plan may fail due to a continued decreased travel and engagement opportunities,

Because of the current economic and financial condition, BASSLINE PRODUCTIONS, INC. may be unsuccessful in obtaining and retaining a strong client base.

The current economic condition and recession may make it difficult to obtain clients who have the funds available to spend on services such as ours. Our potential clients may spend less money, if any at all, on traveling and performance management services.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our complete business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of accounting and legal, as well as market and business development. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our initial business plan, and will further assist us in developing our initial business operations, including the development of a travel consulting and production services, and will not be sufficient to allow us to expand our business meaningfully on a national level. Additionally, since the net offering proceeds have been earmarked for accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

The Anticipated costs of being a public company will affect our limited available funds

The costs associated with being a public company as opposed to a private company include, but are not limited to, increased legal fees, accounting and auditor fees. Each year we will have to comply with the reporting requirements of the SEC, and that incurs costs in each of the areas listed.  Currently, these costs for this offering, as seen in the Use of Proceeds section totals about $40,200.  Once public, our operating expenses will increase by $13,000 per year to cover accounting, audit, and legal fees. In the future, we may need to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain operations.

We have received one loan from E Venture Resources, Inc., which imparts liability on the company.

We have executed a line of credit in the form of a grid note, payable to E Venture Resources for $100,000 with a 6% interest per year note. The accumulated balance will be due on or before November 15, 2013.  If at the time of re-payment we have insufficient funds, we will be in default and may seek to renegotiate the terms and may agree upon new notes with a higher or lower interest rate. Upon default which includes our inability to pay, we may incur, and will be liable for, legal fees associated with the cost of collection. The grid note has been used to cover legal expenses for the purpose of retaining legal counsel and completing the draft of the S-1 Registration Statement, incorporation costs and filing fees.

The line of credit with E Venture Resources, Inc., has a payable on demand component which imparts liability on the company.

If re-payment is demanded and our funds are  insufficient, we will be in default and will seek to renegotiate the note terms and may agree upon new notes with a higher or lower interest rate. Upon default which includes our inability to pay, we may incur, and will be liable for, legal fees associated with the cost of collection. Also, if payment is demanded there is the potential to use working capital funds towards repayment. If working capital funds are used for repayment, we may not have funds to pay our on going expenses.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

• Deliver to the customer, and obtain a written receipt for, a disclosure document;
• Disclose certain price information about the stock;
• Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
• Send monthly statements to customers with market and price information about the penny stock; and
• In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Bassline Productions, Inc.; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Bassline Productions, Inc., are being made only in accordance with authorizations of management and directors of Bassline Productions, Inc., and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Bassline Productions’ assets that could have a material effect on the financial statements.

We have two individuals performing the functions of all officers, and one individual acting as our sole director. This individual caused the development of our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed into a separate corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon effectiveness of this registration statement we will be subject to the requirements of the Securities Exchange Act of 1934. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Bassline Productions, Inc, files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2010, after giving effect to and as adjusted to give effect to the sale of the 500,000 common shares offered in this prospectus.

	As at December 31, 2010 (audited)	AS ADJUSTED For the Offering Proceeds
Liabilities:
Current liabilites	-	-
Long term liabilites	37,092	37,092
Total liabilites		37,092
Stockholders’ Deficit:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
4,000,000 shares issued and outstanding as adjusted following 500,000 issued in this offering		54,000
Additional paid-in capital		50,000
Offering Expenses		(9,800)
Deficit accumulated during development stage	(33,516)	(33516)
Stockholders’ Equity (deficit)	(29,516)	29
Total Capitalization	7,576	47,776

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $6,779, , and the net proceeds of this offering $40,200 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately twelve months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $40,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 50,000

Less: Offering Expenses
Copying	$ 600
SEC & State Filing Fees	1,200
Auditing	2,000
Accounting Legal Expenses (1)	1,000 5,000

Net Proceeds from Offering	$ 40,200

Use of Net Proceeds

Information Website Development (2)	3,000
Transfer Agent Fees	2,500
Accounting Fees (3)	8,000
Working Capital (4)	26,700

Total Use of Net Proceeds	$ 40,200
40,200
(1)	Stoecklein Law Group will receive $5,000 from Total Proceeds for legal services in assisting us in our SEC reports for a twelve month period.
(2)	Information Development. We have allocated $3,000 for website design and construction, which includes not only construction but implementation and beta testing.
(3)
Accounting Fees. We have allocated up to $3,000 accounting services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.  We have also allocated $5,000 for our annual audit.

(4)
Working Capital. Includes any application deemed appropriate for the company to maintain operations including travel and equipment purchase expenses. If payment of the E. Venture Resources, Inc. grid note is demanded, there is a possibility that repayment of the of the note could come from Working Capital.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
-	our new business structure and operations, lack of strong client base

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
-	there are a limited number of businesses similar to ours nationwide

•      our future prospects; and
-	.the potential customer base and our marketing capabilities

•	our capital structure.
-	we are a start up business and our capital structure is in its early stages

The prices of the private placements which were executed in July 2010 between the Company, Drew Hall and Randi Lorenzo had no influence on our determination of the offering price of $0.10. Both Drew Hall and Randi Lorenzo were issued Founders Shares based upon deposits made for initial capitalization of $4,000.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2010 our common stock had a pro forma net tangible book value of approximately $(30,313) or $(0.01) per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at December 31, 2010, would have been $40,200 or $0.00 per share.
This results in an immediate dilution per share to investors of $0.10 per share or 97.80%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	(0.00)
Increase per share attributable to investors…	$0.01
Pro forma net tangible book value per share after offering…	$0.00
Dilution per share to investors…	97.8-%

The following tables summarize, as of December 31, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	4,000,000	89%	$4,000	7%	$0.001
Public Stockholders	500,000	11%	$50,000	93%	$0.00 (1)
Total	4,500,000	100%	$54,000	100%
(1)	The average price per share of $0.00 refers to the Pro forma net tangible book value per share after offering.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through Mr. Hall, our President and sole Director and Ms. Lorenzo, our Secretary and Treasurer. This offering terminates in twelve months after commencement of this offering. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is separate from our existing operations account. The account is managed and monitored by management of Bassline Productions Inc., to handle the processing of all subscription funds. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. In the event a creditor attaches any portion of these funds, which constitute less than the full offering, we will allocate the funds which remain proportionate to the funds invested by each investor.

We will use the following formula:  take the total amount raised (R) minus the amount attached by the creditor (C). The difference (X) is then divided by the original total amount raised to produce a product (Y) that is then multiplied by the individual investor’s original dollar amount investment (Z). That product is the amount returned to the investor.

R –C = X
X/R = Y
Y x (Z) = $

 Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our President and Director, Drew Hall, and our Secretary and Treasurer Randi Lorenzo, who may be considered underwriters as that term is defined in Section 2(a) (11). Mr. Hall and Ms. Lorenzo will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares.  Both Mr. Hall and Ms. Lorenzo intend to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of both Mr. Hall and Ms. Lorenzo;
Both Mr. Hall and Ms. Lorenzo will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), they must be in compliance with all of the following:
•	they must not be subject to a statutory disqualification;
•	they must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	they must not be an associated person of a broker-dealer;
•
they must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Bassline Productions, Inc., otherwise than in connection with transactions in securities; and

•
they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding twelve months, and not participate in selling an offering of securities for any issuer more than once every twelve months.

Both Mr. Hall and Ms. Lorenzo will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii).  Neither Mr. Hall or Ms. Lorenzo, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Bassline Productions, Inc., to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Bassline Productions, Inc., where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Bassline Productions, Inc., to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Hall, and the funds deposited into an account labeled: Bassline Productions, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

BASSLINE PRODUCTIONS, INC.
Wells Fargo
1520 Del Webb Blvd.
Suite C-103
Lincoln, CA 95648

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Drew Hall is our President and sole Director. Randi Lorenzo holds the positions of Secretary and Treasurer.  Information as to the Director and executive officers is as follows:

Name	Age	Title
Drew Hall	26	President and Director
Randi Lorenzo	58	Secretary and Treasurer

Duties, Responsibilities and Experience

Drew Hall, Age 26, President, and Director; is a cofounder of Bassline Productions from May 11, 2010 to present. Mr. Hall attended the University of California Berkley and graduated in 2007 with a BA in International Political Economics.  Mr. Hall furthered his education at Goldman School of Public Policy where he graduated with a Minor in Public Policy. Since 2005 through present, Mr. Hall has been the CEO of Trost Music, a talent and development agency. Mr. Hall’s other post graduate positions include sitting as a Commissioner with the City of West Sacramento’s Housing Advisory Commission from 2008-2009 as well as being a Budget Analyst with the Treasury Department for the State of California from 2007-2009.  Mr. Hall also currently sits on the Board of Directors for B2G Media, LLC, a former start-up venture of his.  Mr. Hall has maintained a strong desire to focus his talent’s within the entertainment field and has had prior experience as a professional touring musician anchoring his desire to build a business based on assisting entertainers with travel and production services. His communication skills as well as experiences within the entertainment field, as well as fiscal management, have led us to the conclusion that he would be capable to serve as our Director. For further clarification, neither Trost Music nor B2G Media, LLC, is a parent, subsidiary or other affiliate of Bassline Productions Inc.

Randi Lorenzo, Age 58, Secretary and Treasurer, is a cofounder of Bassline Productions from May 11, 2010 to present.  Ms. Lorenzo obtained her BA in Psychology from California State University, Sacramento.  For the past 10 years, Ms. Lorenzo has managed her personal real estate investment and stock portfolios.  Prior to managing her own investments, Ms. Lorenzo was employed by two major investment firms as a Sales Assistant from 1994-1999.  Recently Ms. Lorenzo has formed Staging by Randi, an interior design consulting company.  Ms. Lorenzo is an avid fundraiser, and has chaired events for the American Cancer Society, as well as the Fisher House in Seattle, Washington.  Ms. Lorenzo’s financial and fundraising experience has led us to the conclusion that she would be capable to serve in the positions of Secretary and Treasurer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Drew Hall	2,000,000	50%	44.5%
Randi Lorenzo	2,000,000	50%	44.5%

All Directors, Officers and Principle Stockholders as a Group	4,000,000	100%	89%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 4,000,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares offered herein, we will have outstanding 4,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Bassline Productions, Inc., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS
 AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 690, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements Bassline Productions, Inc., as of December 31, 2010 , are included in this prospectus and have been audited by De Joya Griffith & Company, LLC,  independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Bassline Productions, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Bassline Productions, Inc. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Bassline Productions, Inc., in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Bassline Productions, Inc. is a development stage company incorporated in the State of Nevada in May of 2010. We were formed to assist in the travel arrangements of educational and other institutional organizations interested in performing in festivals and competitions in the areas of musical and drama performance. These may include school bands, theater companies, musical theatre troupes, college, university or high school choirs in addition to local bands. Furthermore, we plan to assist semi-professional entertainers in arranging travel, performance and booking arrangements.  In the future we are anticipating on the implementation of production and equipment rental, which would include not only equipment but onsite technical support and management.  Our initial marketing plan includes the launch of our initial website, which will host company and contact information, resumes of our founders and services provided.  Upon further development, our website will include testimonials, video of past client’s and performances and links to current industry partners.  Upon the expansion and implementation of the our production department, we will include a list of current inventory available for rental, online rental request forms, resumes of our technical staff and information on past productions staged  We commenced our business operations in May of 2010 through the formation of our corporation and developing of our business plan.  In July of 2010, we began work on our initial website, (www.basslinemusicpro.com).

As a result of our being a development stage company with minimal amounts of equity capital initially available, $4,000, as well as the $100,000 line of credit secured with E Venture Resources, Inc., we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $4,000 in addition to the $100,000 line of credit secured through a grid note and executed with E Venture Resources, Inc.;  and (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $4,000 as well as the line of credit executed in the form of a grid note with E Venture Resources, Inc., for the amount of $100,000;
•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in May of 2010.
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in May of 2010. Total costs approximately $18,000. (Accountant paid $1,000 and auditor paid $2,000 from $4,000 equity purchase by Mr. Hall and Ms. Lorenzo).

•
Begin development and implementation of our marketing plan and posting of initial website. The launch of our initial website was completed in July of 2010. We are currently still developing our marketing plan as well as our enhanced website.

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $40,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering.

In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Bassline Productions, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our marketing plan as currently developed, generates sufficient revenues to incur additional partnerships and market awareness and development. We hope to have Stage II completed by the end of the second quarter of 2011, as it would allow use funds which we have allocated in this offering to pay for the services required to develop our website, which if the time table of design is met, may be in the beta testing stage at this time.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year and our Secretary and Treasurer a salary of $15,000. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward rental equipment purchases, and the balance of $45,000 would be utilized for legal, accounting, website developments and enhancements, marketing development, general office expenses, and repayment of E Venture Resources promissory note. In the event an additional $100,000 were raised (in addition to the $45,500 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional rental inventory, office or warehouse space and additional staff, and repayment of any remaing balance of the E Venture Resources grid note.

We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, hire personnel, and obtain office or warehouse space.  We anticipate beginning Stage III during the first or second quarters of 2012.  At this time our website and marketing plan should be fully operational, which would assist in the raising of additional capital.  We plan to raise Stage III funding through private offerings, and or subsequent public offerings.  Timing of the addition offerings is scheduled to take place before the E Venture Resources grid note is due (November 15, 2013).  The E Venture Resources grid note is payable “on demand,” in the event payment is demanded and or Stage III funding is not adequate for repayment, we will be in default.  If we are in default we will try to renegotiate new terms for repayment of the E Venture Resources note.  If we are unable to raise Stage III funding we will search for alternate means of financing our operations.  If no alternatives sources of funding are available we may have to cease operations.

Current expenditures to date are: $15,000 legal fees, for drafting of our Registration Statement, $10,535 in accounting and audit fees, $750 in website design, $625 for Nevada corporate formation, $60 phone line, and $30 website domain registration.  Total expenditures are equal to: $33,516. We have $53,875remaining in the form of a credit line from the grid note executed with E Venture Resources.

We are attempting to build Bassline Productions, Inc., into a “one stop” agency for educators, institutional directors, and semi-professional entertainers, providing travel services, competition and festival partners, shipping assistance and eventually production equipment rental and on-site technical assistance and management.  In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the internet for booking travel arrangements and interacting with clients will provide us a base for operating our company. We have registered the domain name www.basslinemusicpro.com, and have developed and launched a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our enhanced website, but intend to begin beta testing the expanded and enhanced website during the second quarter, with a launch date prior to the end of the final quarter of 2011.

 Since we are newly formed, we have not contracted with a particular web-designer, and all construction of the current site has been performed in-house.  Although we do have the capabilities to design in-house, the extensive nature of our planned website will require the use of outside consultants.  We are in contact with local designers at present.  We have not received a final quote as to the cost of our desired design, as at this time we are still in the process of making changes to our design concepts; however we are budgeting for final cost of $3,000. We expect to have a final layout and bid acceptance by the end of the fourth quarter.  During the second quarter of 2011, we should be able to build and begin beta testing the functionality of our new website.  Our goal is to have a fully tested and fully functioning site posted by the end of the final quarter of 2011. According to consultants we have been in contact with, once our website is up and operational, our monthly maintenance retainer is expected to be around $100 per month.  This will include not only monthly maintenance and updating, but also server and storage space.   Should we not be able to raise the funds needed to complete the enhanced website, we will proceed with our initial website which is currently posted.

Our current site will allow us to continue offering information as well as giving clients an in depth understanding of our services and all pertinent contact information.

2. Develop and implement a marketing plan – Once we establish our presence on the internet, we intend to devote our efforts to developing and implementing a plan to market our services to educational institutions and semi-professional entertainers. In order to promote our company and attract customers, we plan to advertise via the internet in the form of banner ads, link sharing programs and search engine placements. We also intend to form partnerships with educators, entertainment directors, competition festivals, amusement parks and entertainers to help promote the benefits of Bassline Productions. At this time we have not formed such partnerships or agreements and are unaware of the costs associated with forming them.  We don’t expect to generate revenues, during the final months of 2010, however, during 2011 we expect to formalize and implement a marketing scheme to provide institutions, and semi-professional entertainers a reliable and focused service for booking travel, accommodations and performance venues.

3. Develop and implement a comprehensive client services website –We intend to develop informational sales driven website based upon the needs of our clients. We are intending to build our site around the needs of our intended client base. Some of our ideas include online booking and registration, client based login functions such as travel management, travel updates, festival confirmation as well as available third party tours and online blogs and media uploads of client’s performance.

By utilizing the services of Bassline Productions, clients will have the convenience of booking all of their travel and performance arrangements through one company.  Initial client information and inquiries will have the capability to be collected through our website.  At this time we are assessing the possibility of hosting our own site, on premise, or outsourcing to a remote location and service.  We have contacted consultants to help us devise the best possible solution to help us achieve our overall goal.

 We have also researched and mapped out possible sections for our website, some of which might include but not be limited to:

•	Company Information;
•	Company History;
•	Performance and Competition Partners;
•	Non-Competition Performance Venues;
•	Tour Partners;
•	Resumes of Founders;
•	Online Inquiry Form; and
•	Production Equipment & Services Rental.

Bassline Productions, Inc. commenced its business operations in May of 2010, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following activities and associated costs:

•	Formation of the company;

o	File the corporation with the State of Nevada ($625.00);

o	Held organizational meeting ($0.00);

o	Opened corporate bank account ($0.00);

o	Acquired phone and phone number ($60.00) ;

o	Acquired office address ($0.00);

•	Creation of our initial website, www.basslinemusicpro.com;

o	Registered domain ($30.00);

o	Constructed temporary web page ($750.00);

•	Research of our competition ($0.00);

•	Development of our business plan

o	Assessment of Entertainer’s Needs ($0.00);

o	Research Performance Competitions and Performance Festivals ($0.00);

o	Research Production Equipment Rental Requirements ($0.00);

•	Research of software to assist us in our anticipated website development;

o	Discussing website ideas with design consultants ($0.00); and

o	Researching hosting requirements, as well as requirements for server space and bandwidth ($0.00).

Bassline Productions, Inc. is a recently established business, with temporary offices at 3319 Reynard Way, San Diego, California 92103.

Our President and sole Director, as well as our Secretary and Treasurer, who are our founding stockholders, created the business as a result of analyzing need for convenience and professionalism in the service industry regarding travel and production services provided to educational institutions and semi-professional entertainers. Although Bassline Productions, Inc. may be involved in forming strategic partnerships with entertainment venues, equipment manufactures and other entertainment industry professionals, we have no intention of other forms of mergers or acquisitions.

4. Establish Rental Production Inventory- In addition to offering our travel planning services, we intend to offer production equipment rental services to educational institutions, performance venues and entertainers.  Our intention is to have the capability of not only providing equipment, but eventually to be able to provide onsite technical expertise in setup and operation of our equipment.  The equipment needed to provide adequate sound reinforcement, professional lighting and professional staging is in many instances an overwhelming concept for an untrained professional.  They are not only crucial items to a successful performance, but in many instances too costly for a school, institution, venue or entertainer to own and maintain.  Our goal is to provide complete support to clients interested in this service.

Assistance will not only be provided in selecting the proper gear, but also in setup and operation.  Our intention is to build and maintain an inventory of professional sound and lighting equipment, which may be utilized for a variety of performances and budgets.

Business of Issuer

Bassline Productions, Inc. is striving to build a multi-faceted entertainment based business. Our initial focus is based upon developing an online travel assistance service, as well as an onsite tour and performance agency.  In the future we intend to branch out into both equipment rental and production related services. At present, we intend to initially limit our services to focus on providing travel, performance and production assistance to educational institutions as well as semi-professional entertainers wishing to perform or compete in national performance festivals and entertainment venues. Our main focus is to be a specialized service, and not compete with other travel service agencies, offering travel assistance and service to the general public. We believe that by limiting our marketplace to educational and other institutions, as well as semi-professional entertainers, we initially stand a better chance of developing a client base built upon the core fundamentals of the services we wish to provide. The service we are developing will be designed to give educators, students, institutional supervisors and semi-professional entertainers the ability to search, book, and monitor their desired performance or competition excursion, from booking through completion.  Upon completion of our enhanced website, Bassline Productions is intending to have an online location which will be a fully automated, topically arranged, intuitive, and easy-to-use service which will support booking, live consultation with a company representative, options for viewing and booking additional third party tours, as well as real-time monitoring of the current tour, which might include real-time messaging and blogs.

Bassline Productions intends to build a travel service based upon the needs of educational institutions, entertainment or performance venues and semi professional entertainers. Our goal is to provide a complete service for booking transportation, accommodations, shipping, dining, third-party tours as well as all performance or competition arrangements, which might include, but not be limited to, arrangements of performance venue and time, consultation between venue management or competition judges, purchase, and presentation of awards or compensation for the scheduled performance.

Educational facilities often encourage their performance arts departments such as band, symphony, choir and drama to perform and compete in festivals or in venues outside of their usual educational facility. These opportunities help the performer grow and strive to reach new levels of professionalism and skill. Many venues across the United States offer programs for educators and institutional supervisors an opportunity to allow students a chance to perform or compete in front of fun, energetic and appreciative audiences. Planning trips of this magnitude can be very time consuming and difficult without the proper resources and established contacts. Our goal is to build a service which would offer expertly planned travel packages for the needs of educational facilities by booking travel arrangements and accommodations while also providing support with shipping instruments and wardrobe, booking third party excursions, dining packages, as well as providing onsite management of the performance. Onsite management would include mediation between venue staff and the performers.

We intend to offer our clients a “one stop” travel service focused exclusively on providing all travel arrangements and hands on support from the beginning of the selection process through the completion of the performance and return home.

Semi-professional entertainers might also benefit from our services by allowing us to provide them with performance and travel management and eventually artist representation.  Semi-professional entertainers might not be touring or performing full time, and may maintain other positions of employment.  In many instances, other commitments such as current employment and family obligations make management of their upcoming performance needs very difficult.  Our intention is to assist these entertainers with the booking of performance venues, as well as arranging travel and lodging accommodations. Upon the completion of further funding, we intend to branch our services to include artist representation and management, as well as production rental service and onsite performance management.

Upon completion, we intend our business to allow educators, entertainment directors and entertainers to effectively book travel arrangements for performances and competitions within the United States, thereby optimizing their ability to find the performance venue or competition of their choice in their chosen geographic area and within their designated budget. We also intend to provide one of the most comprehensive sources of venue listings, competition reviews, third-party tours available, dining options and packages, shipping services as well as local listing of shops specializing in the needs of entertainers such as instrument dealers, seamstresses, sheet music suppliers and instrument or equipment repair centers.

One key element in our marketing plan is the development of our website.  We believe that our website, upon full implementation, will have the potential to not only show off our capabilities; but with proper search engine listings have the possibility to generate leads among potential educators, entertainment directors and entertainers.  We intend for our website’s format to give our clients access to pre-packaged tours, informational blogs, travel forums, as well as the ability to manage travel arrangements online.  This will shorten the time needed to research through more traditional means of direct mail, travel brochures, telephone conversations and presentation videos.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our client base. First, our clients will have the capability to arrange all of their travel needs with us for a small fee or commission.  We intend for the client to be able to upgrade their tour with enhanced package options such as dining and accommodations for additional fees.  As additional funding is received through the Stage III level, we intend to expand our business plan to include not only travel and tour management, but also the development of a production equipment rental business, onsite production management and artist representation.  Upon the completion of the business expansion we will have expanded to a full service production and management company capable of bringing in revenues through production equipment rentals, onsite staff management and artist representation.

Our objective is to build and maintain a superior online presence for facilitating travel arrangements between entertainers and performance venues, while allowing for a great selection of package tours as well as ease of use.

After developing a position in the market for our services, will be able to expand to build our business into a major force within the travel and production business, with an emphasis educational institutions and semi-professional musicians.

As we grow we may be able to obtain the expertise needed to offer the additional services we are proposing. At this time however, we do not plan to hire any additional staff, contractors or experts to assist in the operations of the business. In the meantime, the website will be our strongest tool as we begin to develop our client base. Clients interested in booking travel services will be able to find our contact information on the site. We are also looking into attending travel and trade shows, using direct mail as well as onsite visits as methods of developing our initial client base. The costs associated with developing and maintaining our website and operations over the next 12 months are anticipated to be between $10,000 and $15,000. This amount includes but is not limited to, website design and hosting services, as well as the potential website development contract and any other unforeseen expenses.

Our Solution

 We feel our concept and solution differs from current travel services that specialize in arranging high-school and college performance tours and competitions, in the fact we are also branching out to semi-professional entertainers, with the intention to expand our services into equipment rental, onsite production management and eventually artist management. Our business plan is being designed to provide clients with a "one-stop" destination which incorporates many aspects of artist performance requirements, in relation to educational institutions and semi-professional musicians. At this time we are not aware of another website or business focused on the client base and depth of the services which we intend to offer. Our research in this matter has not brought any relevant websites focusing on this subject matter, however we cannot confirm another company doesn’t exist or will not emerge in the future.

Development of Our Business Plan

We are in the process of determining which computer hardware, networking and enterprise software solutions will help us grow our business. However, as a precondition to such determination, as a result of the magnitude of the process, we are categorizing out strategies in light of current budget constraints. We are developing market strategies, competitive strategies and growth strategies. As we continue to strive forward, we intend to initiate the processes involved in forming strategic partnerships with performance venues, competition organizations, travel services and organizations, hotels, restaurants, transportation and shipping services, as well as third-party tours and excursions.  We are also focusing on establishing relationships with members of the professional entertainment industry.  These relationships may include, but will not be limited to equipment manufacturers, wardrobe and uniform seamstresses, stage-craft unions, production personnel and tour production facilities.

Since we are at the infancy of our business decisions we are required to meet the goals in developing a software solution for our business and website design. Current factors under review by us in building our business strategy include:

• Content of website- the type of structure and design to be implemented

• Storage of Data- Where the content is stored and the need for redundant back-upresides

Our decision on the implementation and design of a software solution is highly critical to the implementation and completion of our goals. Our ability to attain our goals is, in part, determined by the level and quality of the information which may be viewed, processed and acted upon, on a daily basis.   Our marketing strategy is not new, and is based upon successful and well established concepts.  Since our strategic plan will be a living work product, although we intended to have an enhanced working website by the end of the final quarter of 2011 , we acknowledged that the website will be continually upgraded as a result of either the successful or unsuccessful application of our strategy and our implementation.

1. Significant Benefits to Our Clients

If we are able to structure our website the way we envision in our business plan, we believe we will provide significant benefits to educators, entertainment directors and semi-professional musicians such as:

•
Low Cost and Flexible Services.  We intend to provide clients with a low cost, efficient, experienced travel service. Our intention is to provide our clients with an all inclusive travel package, while maintaining a low premium for the use of our services. Clients will be able to arrange all of the travel and performance needs through our company for a commission based upon the total price of the desired packed.  We are still in the process of deciding our final commission percentage.  Clients will be able to log-in to our website 24 hours a day to confirm travel arrangements, check for service updates, as well as make online payments, view prior client testimonials and participate in online forums with other clients.

•
Ability to Target Clients Needs.  We find the ability to target our clients’ needs by offering a broad range of travel and production services, which may set us apart from possible competition. Upon our implementation of our business plan, we intend to offer services which will be based upon providing complete production and performance needs.  The ability to provide a “one-stop” shop in the area of entertainer travel and production may help establish BASSLINE PRODUCTIONS, as a high quality production and travel service company.

•
Wide Range of Travel Services Offered. We are planning our business plan around the concept of offering our clients a complete, all inclusive travel package, designed around the needs of a high-school or university’s performing arts department through those of a semi-professional entertainer. In addition to listing pre-package tours on our website, clients will have the ability to choose tour upgrades or request additional services which may need to be provided.  These might include, but not be limited to:

-	upgraded accommodations and dining options;

-	upgraded travel arrangements, such as flight or travel coach options;

-	access to third-party tours and excursions, such as museum, water-park or other entertainment options available within the region

-	extended shipping services to assist with the receipt of instruments, uniforms and wardrobe, as well as extra luggage and other items which might be required for the specific performance

-	onsite tour management, offering assistance with transportation, accommodations as well as any additional items which would need support before, during and post performance;

•
Access to Professional Production Equipment and Rental.  Many entertainment departments and semi-professional entertainers may have equipment rental needs at some point throughout their engagement.  Therefore, upon the completion of the first phase of Stage III, we intend to begin our investment of professional sound, lighting  and backline equipment, which may be rented by our clients as part of a tour package or on an ala carte basis.  Our intention is to be able to provide professional sound, lighting and stage equipment to educational facilities and semi-professional entertainers who due to financial burdens of ownership would not be able to purchase and maintain the quality of equipment which might be needed to give a quality performance.  Our rental service might also be beneficial to those groups who find the costs of shipping certain equipment to be too financially or strategically burdensome to ship to certain location or venues. Backline rental, which consists of musical instruments and equipment associated with the performance of such, which includes amplifiers, cymbals, hardware and other miscellaneous items, would be a beneficial service to clients such as smaller educational facilities and semi-professional performers, who might find instrument rental a more cost effective solution to shipping or purchase.  Often, required instruments are expensive to purchase, maintain and can be equally costly to ship.  We intend to expand our rental department to provide backline rental for our clients, either through a pre-package tour, or on an à la carte basis.

Upon the completion of the second phase of Stage III, we intend to continue to build our equipment inventory.  At this time we are in the process of establishing professional relationships with equipment manufacturers, as well as existing tour companies and rental houses which might be selling refurbished or used equipment which would be capable of meeting our needs.

2. Significant Benefits to Other Industry Participants

•
The Possibility of Increased Revenue. We anticipate providing businesses with which we form partnerships with, benefits to increase revenues. These benefits might come in the form of equipment sales, increased revenues of entrance or competition fees and merchandise sales.   Furthermore, should the client allow the disclosure of contact information, our vendors’ product sales and services may be able to benefit from the ability of our database and software to direct their products and services to a targeted audience. This may provide them with a competitive advantage and an opportunity to increase their revenues.

•
Great Brand Awareness. By utilizing the wide range of targeted marketing offerings of Bassline Productions, Inc., companies with whom we form partnerships with may gain exposure to a clients with whom we directly engaged in a search of information concerning performance and competition tours and equipment rental. We intend to establish partnerships with amusement parks, performance venues, hotel chains, transportation services, as well as manufacturers of instruments and professional audio, lighting and staging equipment; however at this time no such partnerships have been formed.

COMPETITIVE ADVANTAGES

In terms of the number of travel agencies, online travel websites and equipment production companies, we do not anticipate an ability to create a competitive advantage over other well established companies for some time in the future.

STRATEGY

Our objective is to build and maintain an online marketplace for facilitating travel arrangements for educators, entertainment directors and semi-professional entertainers wishing to book performance or competition tours, while also eventually providing a wide range of professional backline and production equipment capable of providing the proper instrumentation and reinforcement for a professional production. In addition, we intend to build an artist management organization, which may arise as the result of our contacts generated through our website, through both previous and current clients. We intend to accomplish our objective by pursuing the following strategic initiatives:

Develop a Convenient, Economical Travel Agency Specializing in Providing Performance and Competition Tours for Educational Institutions and Semi-Professional Entertainers. We anticipate offering services such as pre-packaged tours, online booking, online travel management and online travel resources, focused on providing an enjoyable experience for planners and facilitators of educational based tours as well as semi-professional entertainers.  We also plan to post testimonials with pictures and video of both past and current clients, as well as promotional items from partnerships of our vendors.  At this time, we have begun to compile a list of performance venues and performance competitions, as well as design systems to allow for enhanced client management. We currently do not have the required software to provide testimonial and media management; however we have commenced the evaluation process.

Although most of the costs associated with media management are nominal, enhanced search and online booking capabilities require an extensively designed architecture.  Our goal is to develop a simple user interface which will allow our clients a quick and convenient way to contact, search and book the appropriate tour package with Bassline Productions. At this time we are still in the process of compiling the cost of implementation.

Technology – Software & Website

In order to operate our website, we will be required to have an expandable interface and processing system designed around industry standard architectures.  The system will need to be designed in a way which allows for expansion as well as provide a secure architecture for payment of fees, track required services, as well as have the capability of hosting forums and client blogs.  The system will be required to maintain operational data records regarding clients’ itineraries and leads generated through current clients and business partners. The system will also be required to handle other aspects of our business such as multi-media presentations as well as itinerary management.

The system will be required to have the capability to provide both clients and  vendors online access to information relevant to their tour packages or performance venues For example, our vendors should be able to access a Bassline Productions, Inc., extranet (vendors.basslinemusicpro.com) to manage their performance schedules, update venue statistics as well as upload photos and videos of previous performances.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or equipment failures. Upon a successful launch and implementation, we may be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases.  These systems are expensive and cause us a capital outlay which we currently do not have.

Competition

Our company will compete against travel agents, production equipment houses and backline services, who might offer similar services through either more traditional offline formats or through newer online locations. We anticipate facing significant competition in the future from new businesses which may offer similar services through either online or conventional office means.

Employees

We are a development stage company and currently have only two part-time employees, Drew Hall, who is also our President and sole Director, and Randi Lorenzo our Secretary and Treasurer, of which both are our founding shareholders. They currently devote approximately 5-10 hours a week to Bassline Productions. We look to Mr. Hall and Ms. Lorenzo for their entrepreneurial skills and talents. Both Mr. Hall and Ms. Lorenzo provided us our business plan.

For a discussion of their experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially both Mr. Hall and Ms. Lorenzo will coordinate all of our business operations. In addition to the loan from E Venture Resources, both Mr. Hall and Ms. Lorenzo have provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future.

We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next twelve months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Hall and Ms. Lorenzo are spending the time allocated to our business in handling the general business affairs of our company such as finalizing our business plan, strategizing development of strategic partners, accounting issues, including the review of materials presented to our auditors, working with our counsel in the of filing our S-1 registration statement, as well as overseeing the technological aspects of our business, including the analysis of various website design companies capable of generating the type of online presence we may require.

Time devoted to Bassline Productions, Inc., by Mr. Hall and Ms. Lorenzo will be limited, as they both currently have other business commitments outside of Bassline Productions, Inc. Mr. Hall is currently CEO of Trost Music, a talent and development agency. Also, Mr. Hall currently sits on the Board of Directors for B2G Media, LLC, a former start-up venture of his.  Ms. Lorenzo currently manages her personal real estate investment and stock portfolios, Her current responsibilities to her real estate portfolio include, purchasing and management of renovations to income producing properties.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will be subject to the requirements of the Securities Exchange Act of 1934 and will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Bassline Productions, Inc., is a development stage company incorporated in the State of Nevada in May 2010. We were formed to provide travel services to educational institutions’ performing arts departments as well as travel and production assistance to semi-professional entertainers.  In May of 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on May 11, 2010 through December 31, 2010, we have not generated any revenues and have incurred a net loss of $33,516. In May of 2010, our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the possibility of generating revenues in the next twelve months; of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, website development, marketing development, working capital, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence marketing operations may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from our services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

Bassline Productions, Inc. is in business of providing travel services for performing arts departments of educational institutions as well as semi-professional entertainers. We are intending to offer clients a “one stop” shop in assisting educators and semi-professional entertainers with travel assistance, performance venue management and production equipment rental. Our initial strategy envisions three branches of client services:

•
Pre-packaged and Custom Performance Tour Packages. Clients will have the option of planning their trip by utilizing pre-packaged or custom tours to popular destinations with whom we’ve partnered with. Each tour could be based upon competition based performances or traditional performances. We intend these packages to offer options for transportation, accommodations and third party excursions, all in a convenient, cost effective package.

•
On-site Tour Management. For an additional cost, we plan to offer our clients on-site management and assistance of their tour.  This service might be utilized by educators and chaperones who wish to have on-site support with arranging transportation, wardrobe, stage management, technical expertise or additional assistance with third-party excursions and venue management.

Our intention is that the utilization of these services will allow our client more time to focus on their performance, not the organizational details.

•
Backline and Production Equipment Rental.  Many educational institutions as well as semi-professional entertainers have the need to utilize backline and production services through outside vendors.  Both backline and production equipment may not only be costly, but also prohibitive and cumbersome to transport and maintain. Our intention is to build a rental aspect of the business around the professional backline, as well as professional sound, lighting equipment which would be most beneficial to our clients’ needs. This equipment could be packaged together with travel arrangements or rented à la carte.

How We Intend To Provide Value to Our Clients-Educators and Entertainers

•
Our Clients –Our services and packages will enable our clients to focus more attention and energy towards their actual performance. Our value lies in the planning, organizing and execution of our clients’ travel from inception, through performance and their return home. Our goal is to offer a professional, worry free experience for our clients, allowing them to focus on what really matters, their performance.

Some of the key benefits we plan to offer to clients will include:

o
Travel Management. Our strategy is to develop travel management services or packages which include: booking travel fare, hotel accommodations, venue reservations or other needed travel management services. We intend to also provide and arrange the transportation to and from the destination, but also at and around the chosen location, shipping of wardrobe or uniforms, stage sets and props, instruments, extra luggage or other items as needed.

o
Location Tours and Excursions.  We plan on establishing partnerships with performance venues and destinations which are desirable locations for performers, and which have a proven track record in customer service and satisfaction.  Places of primary interest might be, but not limited to, Disney and Six Flags Theme Parks or venues in places such as Nashville, Tennessee or Branson, Missouri.  We also plan to offer “extracurricular” tours to museums, water parks, theatres or other points of interest in the performance destination.  These third-party excursions will also be offered through partnerships formed with these organizations.  We will organize the date, the purchase of the tickets as well as transportation to and from their requested excursion.  At this time, we have not established any partnerships with either primary performance venues, or through third-party excursions.

o
On Site Production Management. We intend be able to provide on-site management of the production providing technical or organizational support before, during and after the performance or competition.  Our intention, is to provide assistance to educators, conductors, venue management and chaperones, to assist in whatever capacity we can to insure a professional performance

o
Rental Services. In the future we wish to develop the ability to rent professional backline, sound reinforcement, professional lighting and video, as well as professional staging and other items which might be more cost effective for our clients or third parties, to rent.  Often shipping personal equipment can be costly therefore renting might present a more cost effective approach.  We intend to rent our equipment to individuals or organizations on an à la carte basis, with whom we have not booked a tour or as part of a tour package, for those clients who have utilized our other services.

How We Plan To Generate Revenue

Initially we will limit our services to include providing travel and production assistance in either packages or à la carte services. Our clients will be able to utilize our services however they wish and they can create their own package based on their needs. The fee will be calculated as a percentage, by the cost of each service or services rendered.

Our Strategy is to derive most of our revenues from the fees charged for services; however, we have signed up with Google AdSense and are allowing Google to display ads on our webpage on a “pay-per-click” basis.  We do not anticipate the revenues generated from services like Google AdSense to become a significant and key revenue stream. Any revenue generated will be supplemental to our main source, the services and production assistance. At this point in time it has not generated any revenue.

Factors We Believe Will Influence the Success of Our Company

•	Our package and à la carte services pricing – Undetermined at this time

•	The total number of clients

•	The relationships we will develop in each locale with members of entertainment industry

•	The relevance and quality of our packages, tours and management.

Timing of Revenue Generation

Our ability to generate revenue is a function of the speed by which we can develop, or acquire software capable of running our website and systems. We are at the infancy stage of developing and implementing systems capable of effectuating our strategy. We are currently in negotiations with a software and website design consultant who is assisting with the proper design and deployment of a website capable to function as we see fit. Aside from discussions with software designers, software sales, and consultants, we have reviewed the capabilities of products such as Google’s – Google Network, AdWords, and AdSense. By utilizing Google’s programs, we may be able to increase our search engine presence, while increasing web-traffic. The increased traffic to our website will lead to potential clients in need of our services. Google AdSense may be a source of additional revenue on a pay per click basis. At this time, we have signed up with Google AdSense, but have not generated any revenue as of yet. We do not anticipate generating any significant revenue for the next twelve months, and do not anticipate this being a significant source of revenue.

Availability of Our Web Services

We have recently commenced operations (the Company was founded in May of 2010), and our website development has recently commenced construction. Although our initial website was on line during the third quarter of 2010, we intend a larger, more developed website to be reasonably functional by the end of the final quarter of 2011. Depending on the amount of traffic leading potential clients and customers to our website, our initial website may generate revenue by year end of 2011.

Costs of Implementation of Our Web Services

Although our web services can be implemented based upon the funds allocated in this offering (approximately $3,000), for the supplemental advertising revenue to be generated as a result of the web services, we will require either the use of online self service programs at minimal costs from Google, such as Google AdWords, or Google AdSense, or software which is scalable from other uses. The ability for potential clients and customers to view and research our services will be functional by the end of the final quarter of 2011. We do not expect website advertising to generate significant revenue. The services offered on our website will be our key revenue stream.

Impact of Insufficient Capital on Our Business Strategy

Our business strategy is premised upon certain capital requirements, initially the $ 40,200 of proceeds as set forth in this offering, along with the capital to cover certain legal and accounting costs. Our inability to fund this offering will significantly delay our ability to pursue our strategy, and will most likely delay our progress significantly. However, we do anticipate that we would continue with the strategy although at a much slower pace.  Our current website has the capability of providing the listing of our services as well as the contact information necessary to engage us. The nominal maintenance costs associated with current website include the domain name registration of $60.00 every two years, as well as time spent updating and revising the content.  The lack of capital would also slow down our expansion of building a rental inventory, which may assist us in generating additional revenues.

Satisfaction of our cash obligations for the next twelve months.  We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing a source of information and service which we intend to be available to educators and semi-professional performers we wish to market to. At this time, we do not have sufficient cash to enable us to develop our enhanced website, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next twelve months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced to reduce the expenditures required to complete the website development until we are able to either raise the cash required privately or launch another offering. This would result in the delay of launching our improved and enhanced website, developing extensive and strategic partnerships within the travel industry, as well as delaying the purchase and expansion of our rental and backline divisions.  At this time however, our contingency plan is to maintain our current website should we be unable to raise additional funds, and expand the current site and services as new funds would allow. Our current website’s maintenance costs are minimal.  Should we continue using our current website in light of not receiving any additional funds, we would have the required funds to continue operating our site, as well as begin to make limited partnerships within the travel and entertainment industry.

Our President and Director, Mr. Hall as well as our Secretary and Treasurer Ms. Lorenzo, have agreed to continue their part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for either Mr. Hall or Ms. Lorenzo out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next twelve months, as expenses operating expenses at this point are nominal. However, as stated above, we would not be able to fully implement our improved website or expand our business services, which could negatively impact the receipt of any significant revenues.

Summary of any business development we will perform for the term of the plan.  We do anticipate performing significant research concerning travel destinations and new places of interest, as well as current updates on production gear and production practices under our plan of operation in the near future. We have launched our initial site which is designed to become a primary source of information for educators and performers looking for assistance planning their performance tours and excursions. During our initial months of formation we have concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, upon further development, our website will address the aspects of our business concept as set forth below. We commenced our business operations in May of 2010.  In July of 2010 we posted the initial page of our website (www.basslinemusicpro.com). We anticipate having a fully functioning website by the end of the final quarter of 2011.

We plan on earning revenues by advertising our services on our website and allowing potential clients to communicate with use regarding their desires, requirements and any specific needs they may have.  Clients will be able to view and build packages, or order single à la carte services as needed.  We will also intend to provide a blog and a place to upload media of past performances.

We have been in contact with a website developer, to aid in the development of this site. We have not received a final quote as to the cost of our desired design however, through previous experience in website design; we estimate the cost to not be more than $3,000.  At this time we are still in the process of making changes to our design concepts.  We expect to have a final layout and bid acceptance, for the larger enhanced website, by the end of the first quarter of 2011.

Expected purchase or sale of plant or significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next twelve months. However, should we reach Stage III of our fund raising efforts we will pursue our plan of the initial purchases of rental and backline equipment.  However, until we reach this level of funding, we anticipate no other significant purchases will be made.

Significant changes in number of employees. The number of employees required to operate our business is currently two part time individuals. After we complete the current offering and have commenced our marketing development program, through word of mouth advertising, direct mail and personal contact development, we may seek to increase the time required by either Mr. Hall or Ms. Lorenzo. Should our client base demand and revenues allow, we may seek to hire another individual to assist in the implementation of our services. Should our plan be successful, at the end of the initial twelve month period, we may require additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $4,000, as well as the $100,000 line of credit secured with E Venture Resources, Inc.,  we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $4,000 in addition to the $100,000 line of credit secured through a grid note and executed with E Venture Resources, Inc.; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $4,000 in addition to a line of credit secured in the form a revolving grid note, with a credit line up to $100,000:

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in May of 2010.
•
To retain counsel, an accountant and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in May of 2010. Total costs approximately $18,000. (Accountant paid $1,000 and auditor paid $2,000 from $4,000 equity purchase by Mr. Hall and Ms. Lorenzo).

•
Begin development and implementation of our marketing plan and posting of initial website. The launch of our initial website was completed in July of 2010. We are currently still developing our marketing plan as well as our enhanced website.

           Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $40,200. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering.

           In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Bassline Productions, Inc., however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our services as currently developed, generates sufficient revenues to incur additional market development expansion. We hope to have Stage II completed by the end of the second quarter of 2011, as it would allow use funds which we have allocated in this offering to pay for the services required to develop our website, which if the time table of design is met, would be in the beta testing stage at this time.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year and our Secretary/Treasurer a salary of $15,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired.  An additional $20,000 would be allocated toward rental equipment purchases, and the balance of $45,000 would be utilized for legal, accounting, market developments, production equipment purchases and general office expenses. In the event an additional $100,000 were raised (in addition to the $40,200 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional equipment purchases, office or warehouse space and additional staff. We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, purchase additional equipment, hire personnel, and obtain office space.  We anticipate beginning Stage III during the first or second quarters of 2012.  At this time our website and marketing plan should be fully operational, which would assist in the raising of additional capital.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant market development.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next twelve months, without taking into account any internally generated funds from operations. We will need to raise $50,000, with net proceeds of $40,200, to comply with our business plan of operations for the next twelve months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our business plan incorporating our rental division to the levels under Stage III. Alternatively we may be required to reduce the payments of salaries to both Mr. Hall and Ms. Lorenzo to assist us in covering legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock, as well as a line of credit secured through a grid note and executed on November 15, 2010, for the amount of $100,000 from E Venture Resources, Inc. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of tour bookings and sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we may continue to incur operating losses in the next twelve months. Our lack of operating history (seven months old) makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually form new partnerships with industry professionals, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Currently our Accounts Payable reflects an outstanding balance of $0.

On November 15, 2010, we entered into a loan agreement with E Venture Resources, Inc.  E Venture Resources, Inc., agreed to secure a line of credit to Bassline Productions, Inc., $100,000, part of which has been designated to facilitate the drafting of the S-1 Registration by Stoecklein Law Group. We have $53,875 remaining in the form of a credit line from the grid note executed with E Venture Resources  The terms of the note require us to repay the original amount in addition to a 6% per annum interest rate for a term of 36 months, or on demand by E. Ventures, Inc.. The remaining balance will be payable on or before (if demanded)  November 15, 2013.  In the event of default the interest rate increases to 10% per annum. We will be considered to be in default if all principal and interest due and owing to E Ventures, Inc.  is not paid within thirty (30) days of demand or on November 15, 2013. We will also be deemed to be in default if we fail to perform or comply with any of the agreements, conditions, covenants, provisions or stipulations contained in the Note, or any assignment for the benefit of creditors made by us, or appointment of a receiver, liquidator or trustee for the company; the filing by or against the Company of any petition for bankruptcy pursuant to the Federal Bankruptcy Code or any similar federal or state statute (and, in the case of any such petition filed against the Company, such petition is not dismissed within forty-five (45) days); or the institution of any proceeding for the dissolution or liquidation of the Company.  Upon default, E. Ventures, Inc. will have any available remedies under California law.  Upon default, E. Ventures, Inc shall also be entitled to receive from us all costs of collection of this Note, including without limitation, reasonable attorneys’ fees and disbursements, and costs of suit.

All amounts payable pursuant to the Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, upon the occurrence of any of the following events.

Given our limited available cash, we intend to utilize the line of credit with E Ventures Resources to fund our operations over the next twelve months, until the close of this offering, or until repayment is demanded.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 3319 Reynard Way, San Diego, CA 92103. We currently do not have any rental expenses, as we are utilizing the person residence of Mr. Hall free of charge. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately twelve months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Hall or Ms. Lorenzo to conduct our business. In the future we anticipate requiring additional office or warehouse space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes services provided at no cost from both, Mr. Hall, our President and sole Director, as well as those of Ms. Lorenzo, our Secretary and Treasurer. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During July of 2010, both Mr. Hall and Ms. Lorenzo each received 2,000,000 shares of common stock, at a price of $0.001 per share as the founders of Bassline Productions, Inc. In July of 2010, Bassline Productions had no value or assets.  Bassline Productions, Inc., did, at the time of Mr. Hall’s and Ms. Lorenzo’s investment, carry the liability of the note payable to E Venture Resources, Inc., a party unrelated to Mr. Hall and Ms. Lorenzo, for the amount of $100,000. Without their investment, the stock was worth no more than what they paid. We don’t believe Mr. Hall or Ms. Lorenzo could have negotiated a better price as any value was premised upon their efforts in pursuing the proposed business plan.  On November 15, 2010, this outstanding balance, along with a second note for $10,500, executed on November 8, 2010, were absolved into a revolving grid note, securing Bassline Productions a line of credit with E. Venture Resources for a total of amount, not to exceed $100,000. This note is payable on or before November 15, 2013.

Mr. Hall and Ms. Lorenzo are the only officers, and Mr. Hall is the sole director, of Bassline Productions, Inc.  Both Mr. Hall and Ms. Lorenzo are acting as promoters of the company.  The proceeds from the sale of the shares to Mr. Hall and Ms. Lorenzo, $4,000, constituted the majority portion of the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of August 31, 2010, there were 2 stockholders of our common stock, Mr. Hall, and Ms. Lorenzo.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Neither Mr. Hall, our President, or Ms. Lorenzo, our Secretary and Treasurer, have never received any compensation, including plan or non-plan compensation, nor have they earned any compensation as of the date of this Prospectus.

Future Compensation

Both Mr. Hall and Ms. Lorenzo have agreed to provide future services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Hall a minimum salary of $20,000 per year, and Ms Lorenzo a minimum salary of $15,000 per year. The minimum salary amounts will be reviewed for an increase, if and when the company reaches $500,000 in annual revenue.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock is anticipated to be West Coast Stock Transfer, 2010 Hancock Street 1st Floor, San Diego CA, 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 4,500,000 shares of common stock. Of these shares, 500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 4,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 4,000,000 were issued to our founding stockholders May of 2010.  As of August 31, 2010, all restricted shares are held by both our two officers. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Bassline Productions at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In March of 2011, we engaged the services of De Joya Griffith & Company, LLC, to provide an audit of our financial statements for the period from inception (May 11, 2010) to December 31, 2010. They have been our only auditor. We have no disagreements with our auditor through the date of this prospectus .

BASSLINE PRODUCTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Bassline Productions, Inc.

We have audited the accompanying balance sheet of Bassline Productions, Inc. (A Development Stage Company) as December 31, 2010 and the related statements of operations, stockholders’ deficit and cash flows from inception (May 11, 2010) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bassline Productions, Inc. (A Development Stage Company) as of December 31, 2010 and the results of its operations and cash flows from inception (May 11, 2010) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
March 18, 2011

BASSLINE PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31,
2010
ASSETS
Current assets:
Cash	$ 6,779
Total current assets	6,779

Website	797

Total assets	$ 7,576
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$ -
Total current liabilities	-

Long-term liabilities:
Line of credit	36,125
Accrued interest payable	967
Total long-term liabilities	37,092

Total liabilities	37,092
Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,000,000 shares issued and outstanding	4,000
Deficit accumulated during development stage	(33,516)
Total stockholders' deficit	(29,516)
Total liabilities and stockholders' deficit	$ 7,576

See Accompanying Notes to Financial Statements.

BASSLINE PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

Inception
(May 11, 2010)
to
December 31,
2010

Revenue	$ -

Operating expenses:
Amortization expense	47
General and administrative	1,449
Professional fees	31,053
Total operating expenses	32,549

Other expenses:
Interest expense	967
Total other expense	967

Net loss	$ (33,516)
Weighted average number of common shares	3,980,488
outstanding - basic
Net loss per share - basic	$(0.01)

See Accompanying Notes to Financial Statements.

BASSLINE PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT

						Deficit
						Accumulated
						During	Total
	Preferred Shares		Common Shares		Subscriptions	Development	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Stage	Deficit
Inception, (May 11, 2010)	-	$ -	-	$ -	$ -	$ -	$ -

May 12, 2010
Issuance of common stock for subscriptions receivable	-	-	4,000,000	4,000	(4,000)	-	-

August 2, 2010
Cash received for subscriptions receivable	-	-	-	-	4,000	-	4,000

Net loss	-	-	-	-	-	(33,516)	(33,516)

Balance,December 31, 2010	-	$ -	4,000,000	$ 4,000	$ -	$ (33,516)	$ (29,516)

See Accompanying Notes to Financial Statements.

BASSLINE PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

Inception
(May 11, 2010)
to
December 31,
2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (33,516)
Adjustments to reconcile net income
to net cash used in operating activities:
Amortization	47
Changes in operating assets and liabilities:
Increase in accrued interest payable	967

Net cash used in operating activities	(32,502)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of website development	(844)

Net cash used in investing activities	(844)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	36,125
Proceeds from sale of common stock, net of offering costs	4,000

Net cash provided by financing activities	40,125

NET CHANGE IN CASH	6,779

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$ 6,779

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See Accompanying Notes to Financial Statements.

BASSLINE PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on May 11, 2010 (Date of Inception) under the laws of the State of Nevada, as Bassline Productions, Inc. The Company developed its business plan over the period commencing with May 11, 2010 and ending on December 31, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company provides educators and semi professional entertainers the service of travel and production management to entertainment venues and festivals throughout the United States of America.

Year End
The Company’s year end is December 31.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website
The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company has commenced amortization upon completion of the Company’s fully operational website.  Amortization expense for the period from Inception (May 11, 2010) to December 31, 2010 totaled $47.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the travel services have been rendered to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (May 11, 2010) to December 31, 2010.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through ASU 2011-01 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (May 11, 2010) through the period ended December 31, 2010 of ($33,516). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – LINE OF CREDIT

On May 12, 2010, the Company executed an unsecured promissory note with an unrelated third party for a loan of $15,625.  The loan bears interest at 6% per annum.  A payment of $5,000 of principal is due upon completion of the funding of the S-1 registration statement and the remaining balance of principal and accrued interest is due on May 12, 2013.  There is a penalty of 150,625 shares of common stock in the event of default.  As of November 15, 2010, the promissory note was amended and the principal balance was included in the line of credit facility discussed below.

On October 27, 2010, the Company executed an unsecured promissory note with an unrelated third party for a loan of $10,500.  The loan bears interest at 6% per annum and is due on October 27, 2013.  There is a penalty of 105,000 shares of common stock in the event of default.  As of November 15, 2010, the promissory note was amended and the principal balance was included in the line of credit facility discussed below.

On November 15, 2010, the Company executed a revolving credit line with an unrelated third party for up to $100,000.  The unsecured line of credit bears interest at 6% per annum with principal and interest due on November 15, 2013.

Interest expense for the period from Inception (May 11, 2010) to December 31, 2010 was $967.

NOTE 4 – INCOME TAXES

At December 31, 2010, the Company had a federal operating loss carryforward of $33,516, which begins to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2010:

2010
Deferred tax assets:
Net operating loss carryforward	$ 11,731
Total deferred tax assets	11,731
Less: Valuation allowance	(11,731)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2010 was $11,731, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common Stock

On May 12, 2010, the Company issued its officers and directors of the Company a total of 4,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for subscriptions receivable of $4,000.

On August 2, 2010, the Company received $4,000 in cash and reduced the entire balance of subscriptions receivable to $0.

During the period from Inception (May 11, 2010) to December 31, 2010, there have been no other issuances of common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of December 31, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – SUBSEQUENT EVENTS

On February 3, 2011, the Company received $10,000 as a draw on the line of credit as noted in Note 3.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

BASSLINE PRODUCTIONS, INC.

$50,000

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Bassline Productions in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Bassline Productions if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Bassline Productions in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
SEC & State Filing Fees	$1,200
Auditing Fees	$2,000
Accounting Fees	$1,000
Copying	$600
Legal Expenses (Reporting for 12 months)	$5,000
Total	$9,800

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (May 11, 2010) we issued and sold the following unregistered securities:

In July of 2010, we issued 4,000,000 shares of our $0.001 par value common stock at a price of $0.001 per share (total valuation of $4,000) to the founders of the Company. These shares were valued at this price because we arbitrarily determined we were going to issue 4,000,000 shares to our founders for their $4,000 investment, which resulted in a price of $0.001 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Request for acceleration of effective date or filing of registration statement becoming effective upon filing:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 2011 .

BASSLINE PRODUCTIONS, INC.

By: /s/ Drew Hall
Drew Hall, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/Drew Hall	President	March 25, 2011
Drew Hall

/s/Drew Hall	Director	March 25, 2011
Drew Hall

/s/Drew Hall	Principal Executive Officer	March 25, 2011
Drew Hall

/s/Drew Hall	Principal Financial Officer	March 25, 2011
Drew Hall

/s/Drew Hall	Principal Accounting Officer	March 25, 2011
Drew Hall

/s/Randi Lorenzo	Secretary & Treasurer	March 25, 2011
Randi Lorenzo

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.            Financial Statements (audited):
A.           INDEX TO FINANCIAL STATEMENTS
Independent Auditors Report F-1
Balance Sheet as of December 31, 2010 F-2
Statement of Operations for the Period Inception (May 11, 2010)
through December 31, 2010 F-3
Statement of Stockholders’ Equity for the Period
Inception (May 11, 2010) through December 31, 2010 F-4
Statement of Cash Flows for the Period Inception (May 11, 2010)
through December 31, 2010 F-5
Notes to Financial Statements F-6 - F-9
(b)

(c)           Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Bassline Productions, Inc., filed on May, 11, 2010
3(ii)(a)*	Bylaws of the Bassline Productions, Inc.
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
10.2	Waiver From Stoecklein Law Group
10.3	Promissory Note – E. Venture Resources, Inc.
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith & Company, LLC
23.2*	Consent of the Stoecklein Law Group

*       Filed herewith